Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 28, 2023 relating to the financial statements and the effectiveness of Advance Auto Parts, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Advance Auto Parts, Inc for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Charlotte, North Carolina

August 25, 2023